CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our report dated February 24, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of Baron Partners Fund (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Information - Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
April 15, 2005